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EXHIBIT 10.3

                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of the first day of October 1999, by and between PayStar Communications Corporation, a Nevada corporation, ("Employer"), and Jeff McKay ("Employee").

                                   WITNESSETH:

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

     1. Employment: Employer hereby employs Employee, and Employee hereby accepts employment with Employer, on the terms and conditions set forth herein.

     2. Duties:

        (a) Employee shall advise and counsel the Board of Directors of Employer on all matters pertaining to the business, affairs, and activities of Employer, handle such affairs of Employer, Employer subsidiary(ies), affiliate(s), or parent as the Board of Directors of Employer shall determine from time to time, and act in such offices or capacities as the Board shall request,
        (b) So long as he shall be elected to such offices, Employee shall continue to occupy the positions of and perform all the acts and duties of President. Employer's Board of Directors may extend or modify Employee's duties and titles from time to time.
        (c) Employee shall be required to devote his entire time, ability and attention to the business of Employer.

     3. Term: Subject to the provisions for termination as herein provided, the term of employment of Employee shall be three (3) years, beginning October 1, 1999, and ending September 30, 2002. Thereafter, this Agreement shall automatically be renewed for a renewal term of one (1) year after the expiration of the initial three year term, and for successive one-year renewal terms thereafter, unless either party gives the other written notice ("Notice") to terminate the Agreement at the expiration of the initial three year term or of the first renewal term or of any such successive renewal term. The Notice must be given at least ninety (90) days prior to the expiration of any such term; and, provided further, that in any event the automatic renewal clause in this Agreement shall not be effective to renew this Agreement in excess of three (3) terms of one (1) year each.

     4. Compensation:

        (a) Base Salary. The compensation to be paid Employee by Employer for all services rendered to Employer during the term of this Agreement, including services as an officer, director, or member of any committee of Employer, or of a parent or subsidiary of Employer, shall be determined by the Board of Directors of Employer, but in no event shall such annual

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salary be less than three hundred thousand dollars ($300,000.00) ("Base
Salary"), payable in bi-monthly installments in arrears, on the 15th and the last day of the month after the effective date hereof. The Base Salary shall be reduced by income tax and other applicable withholdings, and may be payable by Employer, or by a parent or subsidiary of Employer, at the Employer's discretion.
        (b) Bonus. In addition to his Base Salary the Employee shall be paid a bonus in each fiscal year that he is employed by the Employer pursuant to the terms of this Agreement in an amount not less to one percent (1%) of the net income of Employer, and not more that four percent (4%) of the net income for that fiscal year.

     5. Vacation: Employee shall be entitled each year to a vacation of not less than three (3) weeks, during which time his compensation shall be paid in full. For vacation purposes, a year shall be deemed to run from July 1 to June 30.

     6. Working Facilities: Employee shall be furnished with a private office, stenographic and other necessary secretarial assistance, and such other facilities, amenities and services as are presently or may be hereinafter furnished to senior management officers of Employee and as are appropriate for Employee's position and adequate for the performance of his duties.

     7. Other Benefits

        (a) Employee shall be entitled to participate on a basis consistent with other executive employees of Employer in pension, profit-sharing, stock option, deferred compensation, savings, hospitalization, medical, disability, and life insurance programs in accordance with such plans as Employer or its corporate parent may now have in effect or may adopt from time to time in the future.
        (b) Employer shall provide a monthly automobile allowance not to exceed $800.00, either in the form of a direct automobile payment or a salary increase to Employee.
        (c) Employee shall also receive such other additional compensation, rights and other benefits as the Board of Directors of Employer shall from time to time, in its absolute and sole discretion, grant to him. (d) The benefits and perquisites provided from time to time to the Employee may not be unilaterally reduced or diminished by the Employer.

     8. Expenses: Employee is authorized to incur on behalf of Employer expenses in connection with the performance of his duties hereunder or in promoting or furthering the business of Employer, including dues for social clubs, expenses for entertainment, travel, lodging and similar items, in accordance with the standards and policies that the Board of Directors of Employer may establish from time to time. All such expenses are to be paid, insofar as possible, by use of credit cards in Employer's name furnished to Employee. Any such charges that cannot be charged an a credit card may be paid for directly by Employee, who shall be reimbursed by Employer upon the submission to Employer's Treasurer of an itemized account of such expenditures.

     9. Location: The office at which Employee will be employed is located in Modesto,

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California. Employer will not be required to relocate outside of the Stanislaus
County, California, area without his voluntary consent. The withholding of such consent shall not be grounds for any action taken against Employee.

     10. Confidentiality: Except as required in the ordinary course of Employer's Business, Employee shall hold in confidence and not disclose to any person or entity without the express prior written authorization of Employer, either during the term of this Agreement or any time thereafter, the names or addresses of any of Employer's customers; Employer's past or prospective dealings with its customers; the parties, dates, or terms if any of Employer's contracts; any information, trade secrets, systems, processes or business methods, or any other secret or confidential matter relating to the customers or the business affairs of Employer or any companies affiliated with Employer. Employee acknowledges that in the course of performing his duties he may have access to confidential information, the ownership and confidential status of which are highly important to Employer and he agrees to comply with all known policies and procedures of Employer for the protection of said confidential information. The term "confidential information" as used in this Agreement means
(1) proprietary information of Employer including, but not limited to, formulas, procedure, processes, materials, client lists and vendor lists (2) information marked or designated by Employer as confidential (3) information whether or not in written form which is known by the Employee to be treated by Employer as confidential and (4) information provided to employee by third parties which Employer is obligated to keep confidential. Employee agrees as follows:

        (a) That he will not copy, transmit, reproduce, summarize, quote or make any commercial or other use whatsoever of Employer's confidential information except as may be necessary in the performance of his duties for Employer.

        (b) Employee agrees to exercise the highest degree of care in safeguarding Employer's confidential information against loss, theft or other inadvertent disclosure and agree generally to take all steps necessary to ensure the maintenance of confidentiality.

        (c) Upon termination of his employment, or as otherwise requested by Employer, will deliver promptly to Employer all of Employer's confidential information in whatever form that may be in their possession or under their control.

        (d) Employee agrees not to disclose Employer's confidential information directly or indirectly under any circumstances or by any means to any third person without the express written consent of Employer.

     11. Non-Competition: While employed and for a period of one yew after the termination of employment, Employee shall not, without the prior written consent of Employer, compete with Employer, its subsidiaries, successors, or assigns, either directly or indirectly, as an owner, member, partner, employee, officer, director or agent of any sole proprietorship, association, partnership or corporation. For the purposes of this Paragraph, the terms "compete" and "competition" and "competitor" shall refer to: ATM script and pre-paid products.

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     Should any term or condition of these covenants against competition be found to be unreasonable or excessive by any court of competent jurisdiction, the parties agree to accept as binding in lieu thereof any lesser restrictions which said court may deem reasonable.

     Both Employer and the Employee recognize that no adequate remedy at law exists in which to enforce the terms and conditions of this Agreement. Therefore, in the event the Employee breaches the confidential or covenant not-to-compete provisions of this Agreement, then Employer shall be entitled to injunctive relief prohibiting the continued breaches of the Agreement by the Employee.

     12. Right to Employer Materials: Employee agrees that all documents are intangible media relating to Employer's Business, including, but not limited to the following; advertising literature, drawings, blueprints, notes, memorandum, specification, devices, mechanical pads, formula, lists, materials, books, files, reports, correspondence, records and other documents ("Employer Materials") relating to the Business of Employer, shall remain the property of Employer. Employer Materials constitute trade secrets of Employer and shall not be disclosed to any other party except as expressly authorized by Employer. Upon termination of employment, for any reason, all Employer Materials shall be returned immediately to Employer, and Employee shall not make or retain any copies thereof. Employee acknowledges and agrees that any knowledge, information and materials in Employee's possession relating to the Business which Employee possessed prior to the transfer of the Business to Employer, shall also be deemed to constitute part of Employer Materials for purposes of this Section.

     13. Inventions and Patents: Employee agrees that he will promptly and from time to time fully inform and disclose to Employer all inventions, designs, improvements, and discoveries which he now has or may hereafter have during the term of this Agreement which pertain to or relate to the Business of Employer or to any experimental work carried on by Employer, whether conceived by the Employee alone or with others and whether or not conceived during regular working hours. All such inventions, designs, improvement and discoveries shall be the exclusive property of Employer. Employee shall assist Employer to obtain patents on all such inventions, designs, improvements, and discoveries deemed patentable by Employer and shall execute all documents and do all things necessary to obtain letters patent, vest Employer with full and exclusive title thereto, and protect the same against infringement by others. This provision shall apply with equal force and effect to any items that may be subject to copyright or trademark protection. This provision does not apply to an invention for which no equipment, supplies, facility or trade secret information of the Employer was used and which was developed entirely on the Employee's own time, and (a) which does not relate, at the time the invention is conceived or reduced to practice, to (1) the Business of Employer, or (2) actual or demonstrably related anticipated research or development of Employer; or (b) which does not result from any work performed by the Employee for the Employer. The provisions set forth in the preceding sentence shall not, however, in any way authorize Employee to engage in any such activities set forth therein in contravention of the provisions of his duties and obligations hereunder.



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     14. Termination.

        (a) The employment of Employee may be terminated at any time by:

            (i)   Mutual written agreement; or
            (ii)  The death of Employer; or
            (iii) Action of the Board of Directors of Employer if Employee is in material and willful default in the performance of his obligations, services, or duties hereunder, or has materially and willfully breached any provision of this Agreement or the Stockholders Agreement, or has committed any act of dishonesty, fraud, misrepresentation, or other act of moral turpitude that would prevent the effective performance of Employee's duties; or
            (iv) Action of Employee if Employer is in default in the performance of its Obligations or duties hereunder, or has breached any provision of this Agreement or the Stockholders Agreement; or has committed any act of dishonesty, fraud, misrepresentation, or other act of moral turpitude that would prevent the effective performance of Employee's duties; or
            (v) Either party in the event Employee shall not be elected to the office of President of Employer. In the event Employer terminates the employment pursuant to this provision, Employer shall continue to pay Employee for the remainder of the term of the Agreement the compensation specified in paragraph 4 of this Agreement, except and to the extent that Employee is being paid more than the minimum amount set forth in paragraph 4, then Employee shall be entitled to the remaining payments at the increased rate; however, the other benefits to which Employee is entitled pursuant to paragraph 7 of this Agreement shall not continue for the remainder of the term of this Agreement; or
            (vi) A determination by the Board of Directors that the Employee has become so physically or mentally disabled as to be incapable of satisfactorily performing his duties under this Agreement for a period of ninety (90) consecutive days.
        (b) Thirty (30) days' written notice to the other party shall be given prior to termination by either party followed by a reasonable time within which to cure as to termination under subparagraphs 14(a)(i), (iii), (iv), (v) or
(vi).
        (c) Termination under subparagraphs 14(a)(iii) or (iv) shall not be in limitation of any other right or remedy which the terminating party may have under this Agreement or otherwise, however, if this Agreement is terminated pursuant to paragraph 14(a)(iii) hereof, the Employee shall not be required to mitigate damages otherwise obtainable from the Employer as a result thereof and any income received by the Employee after such termination shall not reduce the amount of damages otherwise obtainable from the Employer hereunder.
        (d) All obligations of Employer hereunder shall terminate upon the death of Employee except:
            (i) Employer shall pay to the spouse of Employee the compensation as set forth in subparagraph 4 for the remaining initial or renewal term of this Agreement. If Employee does not have a surviving spouse at that time, Employer agrees to pay Employee's designee or estate said sums;
            (ii) To the extent that Employee by reason of his death becomes entitled to benefits under any group life insurance policy provided by Employer hereunder.

     15. Successors and Assigns. The rights and obligations of Employer under this


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Agreement shall inure to the benefit of and be binding upon the successors and assigns of Employer, and the rights and obligations of Employee under this Agreement shall inure and be binding upon his heirs, executors and administrators.

     16. Definitions: For purposes of this Agreement unless the context indicates otherwise, the term Employer shall be deemed to also include any corporation which is in control of, controlled by or under common control with Employer, whether or not Employee is directly employed by such other corporation or corporations.

     17. Notices: Any notice to be given to Employer under the terms of this Agreement shall be addressed to the Chairman of Employer's Board of Directors, and any notice to be given to Employee shall be addressed to him at his home address last shown on the records of Employer, or at such other address as either party may hereafter designate in writing to the other. Any such notice (except notice of a change of address) shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government. Notice of a change of address shall be deemed given only when received.

     18. Waiver: Either party's failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, or prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party's right to assert all other legal remedies available to it under the circumstances.

     19. Governing Law and Binding Effect: This Agreement shall be interpreted and construed in accordance with the laws of the State of California and shall inure to the benefit of and be binding upon the parties hereto and their heirs, personal representatives, successors and assigns.

     20. Captions and Paragraph Headings: Captions and paragraph headings used herein are for convenience only, are not a part of this Agreement, and shall not be used in construing it.

     21. Severability: The invalidity or unenforceability of any provision hereof or any part of any provision hereof shall in no way affect the validity or enforceability of any other provision or part hereof, and this Agreement shall be interpreted, construed and enforced as though the invalid or unenforceable provision were not contained herein.

     22. Counterparts: This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     23. Entire Agreement: This Agreement supersedes all prior agreements and understanding between the parties and may not be modified or terminated orally. No modification, termination, or attempted waiver shall be valid unless in writing and signed by the


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party against whom the same is sought to be enforced.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date and year first set forth above.

                  EMPLOYER      PayStar Communications Corporation
                                A Nevada Corporation
                                By: /s/ William D. Yotty, Chairman
                                By: /s/ Jim Chambas, Secretary

                  EMPLOYEE      /s/ Jeff McKay